SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) April 27, 1999

                              ALFACELL CORPORATION
             (Exact name of registrant as specified in its charter)

         Delaware                    0-11088                        22-2369085
State or other jurisdiction        (Commission                    (IRS Employer
     of incorporation)             File Number)                  Identification)

               225 Belleville Avenue Bloomfield, New Jersey 07003
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (973) 748-8082


--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 5.  Other Events.

     The Nasdaq Stock Market ("Nasdaq") has notified Alfacell Corporation (the "Company") that its common stock would be delisted from the Nasdaq SmallCap Market effective at close of business April 27, 1999 for failing to meet the minimum bid price requirements set forth in the NASD Marketplace Rules.

     Effective April 28, 1999, the Company's common stock will be listed on the OTC Bulletin Board under the symbol "ACEL". The OTC Bulletin Board is a regulated quotation service that displays real-time quotes and last-sale price and volume information in over-the-counter ("OTC") equity securities. An OTC equity security generally is any equity that is not listed or traded on Nasdaq or other national securities exchange. Information about the OTC Bulletin Board is available on the internet at http: //www.otcbb.com.

     On October 6, 1998, Nasdaq notified the Company that it was not in compliance with Nasdaq's $1.00 minimum bid price requirement, and that it would provide the Company ninety (90) days to regain compliance. The Company did not meet this requirement, and attended a hearing on March 11, 1999 to request a stay of delisting.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized. Dated: April 29, 1999


                                           ALFACELL CORPORATION
                                              (Registrant)

                                     By:  /s/ KUSLIMA SHOGEN
                                          --------------------------------
                                          KUSLIMA SHOGEN
                                          Chief Executive Officer